As filed with the Securities and Exchange Commission on December 30, 2008
Registration No. 333-53337

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UniSource Energy Corporation
(Exact name of registrant as specified in its charter)

Arizona	86-0786732
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)
One South Church Avenue, Suite 100, Tucson, Arizona 85701
(Address, Including Zip Code, of Principal Executive Offices)
UniSource Energy Corporation
Management and Directors Deferred Compensation Plan
(Full title of the plan)
Raymond S. Heyman, Esq.
Senior Vice President and General Counsel
UniSource Energy Corporation
One South Church Avenue, Suite 100
Tucson, Arizona 85701
(520) 571-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     UniSource Energy Corporation (the “Company”) is filing this post-effective amendment to deregister the securities originally registered under the Form S-8 (Registration No. 333-53337) that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 21, 1998. Such registration statement registered $3,000,000 of deferred compensation obligations under the UniSource Energy Corporation Management and Directors Deferred Compensation Plan (the “Former Plan”).
     The Former Plan has been frozen, and all balances and obligations thereunder relating to deferrals made after December 31, 2004 by participants in the Former Plan were transferred to the UniSource Energy Corporation Management and Directors Deferred Compensation Plan II (the “New Plan”). In connection with the effectiveness of the New Plan, $2,750,000 of deferred compensation obligations were registered under a Form S-8 (Registration No. 333-156491) that the Company filed with the SEC on December 30, 2008. Accordingly, and because the Former Plan is frozen and no additional deferred compensation obligations will be issued or incurred thereunder, the Company hereby deregisters all unused deferred compensation obligations formerly registered for issuance under this registration statement.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on December 30, 2008.

UNISOURCE ENERGY CORPORATION

By:	/s/ James S. Pignatelli
Name:	James S. Pignatelli
Title:	Chairman, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Kevin P. Larson

Name:	Kevin P. Larson
Title:	Senior Vice President, Chief Financial Officer, and
Treasurer (Principal Financial Officer)

By:	/s/ Karen G. Kissinger

Name:	Karen G. Kissinger
Title:	Vice President, Controller, and Chief Compliance
Officer (Principal Accounting Officer)
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence J. Aldrich Lawrence J. Aldrich	Director	December 30, 2008
/s/ Barbara M. Baumann Barbara M. Baumann	Director	December 30, 2008
/s/ Larry W. Bickle Larry W. Bickle	Director	December 30, 2008
/s/ Elizabeth T. Bilby Elizabeth T. Bilby	Director	December 30, 2008
/s/ Harold W. Burlingame Harold W. Burlingame	Director	December 30, 2008

Signature	Title	Date
/s/ John L. Carter John L. Carter	Director	December 30, 2008
/s/ Robert A. Elliott Robert A. Elliott	Director	December 30, 2008
/s/ Daniel W. L. Fessler Daniel W. L. Fessler	Director	December 30, 2008
/s/ Kenneth Handy Kenneth Handy	Director	December 30, 2008
/s/ Warren Y. Jobe Warren Y. Jobe	Director	December 30, 2008
/s/ Ramiro G. Peru Ramiro G. Peru	Director	December 30, 2008
/s/ Gregory A. Pivirotto Gregory A. Pivirotto	Director	December 30, 2008
/s/ Joaquin Ruiz Joaquin Ruiz	Director	December 30, 2008
/s/ Louise L. Fransesconi Louise L. Francesconi	Director	December 30, 2008
     THE PLAN. Pursuant to the requirements of the Securities Act, the Compensation Committee of the Board of Directors of UniSource Energy Corporation (which administers the UniSource Energy Corporation Management and Directors Deferred Compensation Plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on December 30, 2008.

UNISOURCE ENERGY CORPORATION MANAGEMENT AND DIRECTORS DEFERRED COMPENSATION PLAN

By:	/s/ Harold W. Burlingame
Name:	Harold W. Burlingame
Title:	Chair of the Compensation Committee